Exhibit 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

ARBOL ACQUISITION PROPERTIES

REPORT OF INDEPENDENT AUDITOR

The Partners

Reef Oil & Gas Drilling and Income Fund, L.P.

Richardson, Texas

We have audited the accompanying statements which comprises the statements of revenues and direct operating expenses of certain oil and gas properties of Arbol Resources, Inc. (the “Arbol Acquisition Properties”) for the years ended December 31, 2013 and 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statements of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Arbol Acquisition properties for the years ended December 31, 2013 and 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in the notes to the financial statements and is not intended to be a complete presentation of the results of the operations of the Arbol Acquisition Properties. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Dallas, Texas

December 30, 2014

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

ARBOL ACQUISITION PROPERTIES

	(Unaudited)
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2014	2013	2013	2012
Revenues:
Crude Oil	$2,231,085	$2,099,942	$2,936,444	$1,094,313
Natural Gas	77,248	55,340	78,676	45,016
NGLs	108,219	85,752	125,036	59,559
Total Revenues	$2,416,552	$2,241,034	$3,140,156	$1,198,888

Direct operating expenses:
Lease operating expenses	$407,835	$371,393	$575,095	$323,624
Production taxes	153,157	142,067	194,620	88,895
Total direct operating expenses:	$560,992	$513,460	$769,715	$412,519

Revenue in excess of direct operating expenses	$1,855,560	$1,727,574	$2,370,441	$786,369

See accompanying notes to the statements of revenues and direct operating expenses.

ARBOL ACQUISITION PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(1)           Basis of Presentation

The accompanying financial statements present the revenues and direct operating expenses of the oil and gas properties acquired pursuant to a Purchase and Sale Agreement dated September 18, 2014 (the “Arbol Purchase Agreement”) between Arbol Resources, Inc. (“Arbol”) and Reef Oil & Gas Drilling and Income Fund, L.P. (the “Partnership”) (the “Arbol Acquisition Properties”). Pursuant to the Arbol Purchase Agreement, the Partnership acquired a 2% working interest (1.54% revenue interest) in oil and gas properties located primarily in the Eagle Ford Shale in La Salle and Frio Counties, Texas. The acquisition of the Arbol Acquisition Properties closed on October 14, 2014 for a purchase price of $11.9 million, subject to, among other customary adjustments, adjustments for an acquisition effective date of April 1, 2014 (the “Arbol Acquisition”).

The accompanying statements of revenues and direct operating expenses of the Arbol Acquisition Properties do not include general and administrative expenses, interest expense, depreciation, depletion and amortization, any provisions for income taxes, or other expenses of an indirect nature. Such expenses were not separately allocated to the Arbol Acquisition Properties in Arbol’s financial records. In addition, the management of the Partnership does not believe historical expenses of this nature incurred by Arbol associated with the properties are indicative of the costs to be incurred by the Partnership.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on the Arbol Acquisition Properties’ share of any given period’s production volumes and revenues received for the period. The direct operating expenses are recognized based on the Arbol Acquisition Properties’ share of direct costs including production taxes, lifting costs, gathering, well repair and workover costs. Direct costs do not include any general corporate overhead other than the standard monthly overhead rate charged to the properties by the well operator in accordance with the operating agreement, which is included in lease operating expense.

Historical financial information reflecting financial position, results of operations, and cash flows of the Arbol Acquisition Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by Arbol Resources, Inc. Other assets acquired and liabilities assumed were not material. In addition, the Arbol Acquisition Properties were a part of a larger enterprise prior to the acquisition by the Partnership, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Arbol Acquisition Properties acquired, nor would such allocated historical costs be relevant to future operations of the Arbol Acquisition Properties.  Accordingly, the historical statement of revenues and direct operating expenses of the Arbol Acquisition Properties are not indicative of the financial conditions or results of operations going forward.  The historical statement of revenues and direct operating expenses of the Arbol Resources, Inc.’s interest in the Arbol Acquisition Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for businesses acquired.

The statements of revenues and direct operating expenses for the nine months ended September 30, 2014 and 2013 are unaudited and have been derived from the Arbol Acquisition Properties historical accounting records on the same basis as the audited statements of revenues and direct operating expenses for the years ended December 31, 2013 and 2012.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management the make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)           Business Combination

Pursuant to the Purchase Agreement, the Partnership acquired an approximate 2% working interest (1.54% net revenue interest) in certain oil and gas properties in La Salle and Frio Counties, Texas, for a purchase price of $11.9 million, subject to, among other customary adjustments, adjustments for an  acquisition effective date of April 1, 2014, which was completed on October 14, 2014.

(3)           Subsequent Events

The Partnership has evaluated subsequent events through December 30, 2014, the date the accompanying statements of revenues and direct operating expenses were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying statements of revenue and direct operating expenses.

(4)           Supplemental Financial Information for Oil and Gas Producing Activities (unaudited)

The following reserve estimates have been prepared by Reef Exploration L.P.’s internal petroleum engineer as of December 31, 2013 and 2012. Reef Exploration, L.P. (“RELP”) is an affiliate of both the Partnership and Reef Oil & Gas Partners, L.P. (“Reef”), the Partnership’s managing general partner. RELP employs a staff including geologists, petroleum engineers, landmen and accounting personnel who administer all of the Partnership’s operations. The reserve estimates have been prepared and presented in accordance with SEC rules and accounting standards utilizing the un-weighted arithmetic average of the first —day-of-the-month commodity prices over the preceding 12-month period and year end costs with the appropriate adjustments by property for location, quality, gathering and marketing adjustments. Due to the lack of prior year reserve studies, RELP’s petroleum engineer initially prepared an SEC based reserve report as of September 30, 2014 utilizing historical production information for producing wells and estimated production curves for proved undeveloped wells. The production curves for producing wells were then walked backwards to December 31, 2013, 2012, and 2011. Production curves and estimated dates of first production for proved undeveloped wells were left unchanged and walked backwards to December 31, 2013, 2012, and 2011.

(a) Reserve Quantity Information

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically recoverable in future years from known reservoirs under existing economic conditions, operating methods and government regulations (i.e. prices and costs as of the date the estimate is made). Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

Below are the net quantities of total proved reserves and proved developed reserves of the Arbol Acquisition Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

The following table sets forth changes in total proved crude oil and natural gas reserves, net to the Partnership, as of December 31, 2013 and 2012. A summary of the total proved reserves at December 31, 2013 and 2012, by type, is listed below the table.

	Oil	Gas
	(BBL) (1)	(MCF)	BOE (2)
Reserves at December 31, 2011	579,580	408,650	647,688
New discoveries and extensions	47,939	34,618	53,709
Revisions of previous estimates (3)	4,390	(8,722)	2,936
Production	(13,119)	(16,596)	(15,885)
Reserves at December 31, 2012	618,790	417,950	688,448
New discoveries and extensions	110,825	72,141	122,849
Revisions of previous estimates (3)	(42,245)	(37,134)	(48,434)
Production	(33,300)	(25,037)	(37,473)
Reserves at December 31, 2013	654,070	427,920	725,390

Proved Developed Reserves-December 31, 2012	116,110	94,320	131,830
Proved Undeveloped Reserves- December 31, 2012	502,680	323,630	556,618
Proved Developed Reserves- December 31, 2013	179,170	128,240	200,543
Proved Undeveloped Reserves- December 31, 2013	474,900	299,680	524,847

(1)         Oil includes both oil and natural gas liquids

(2)         BOE (barrels of oil equivalent) is calculated by converting 6 MCF of natural gas to 1 BBL of oil. A BBL (barrel) of oil is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons

(3)         Revisions of previous estimates includes revisions due to pricing and economics

(b) Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (“Standardized Measure”) is a disclosure requirement under Accounting Standards Codification 932-235. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the proved oil and natural gas reserves of the Arbol Acquisition Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on the 12-month un-weighted first-day-of-the-month average commodity prices as of December 31, 2013, 2012, and 2011 for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or federal or state income taxes.

The Standardized Measure relating to proved oil and gas reserves is presented below:

	As of December 31,
	2013	2012

Future cash inflows	$58,519,750	$53,771,210
Future production costs	15,319,740	13,935,970
Future development costs	9,365,000	10,462,840
Future net cash flows	33,835,010	29,372,400
10 % annual discount for estimated timing of cash flows	(19,358,580)	(18,140,570)
Standardized measure of discounted Future net cash flows	$14,476,430	$11,231,830

For the years ended December 31, 2013 and 2012 future cash inflows were computed using the 12-month un-weighted arithmetic average of the first-day-of-the-month prices for natural gas and oil, adjusted by lease in accordance with sales contracts and for energy content, quality, transportation, compression and gathering fees and regional price differentials.

The following average prices, as adjusted for transportation, quality, and basis differentials were used in the calculation of the Standardized Measure:

	December 31,	December 31,
	2013	2012

Gas (per Mcf)	$3.67	$2.76
Oil (per Bbl)	$96.91	$94.71

These prices are held constant in accordance with SEC guidelines for the life of the wells included in the reserve report but are adjusted by lease in accordance with sales contracts and for energy content, quality, transportation, compression and gathering fees and regional price differentials.

Changes in Standardized Measure of Discounted Future Net Cash Flows

The principle sources of change in the standardized measure of discounted future net cash flows are:

	December 31,	December 31,
	2013	2012

Standard measure, beginning of year	$11,231,830	$9,198,460
Sales of oil and gas produced, net of production costs	(2,367,073)	(786,369)
Net change in prices and production costs	498,328	(450,565)
Extensions and discoveries, net of production costs	3,412,237	2,612,118
Accretion of discount	1,123,183	919,846
Changes in timing and other	577,925	(261,660)
Standardized measure, end of year	$14,476,430	$11,231,830

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.